EXECUTION VERSION

                                                                    Exhibit 99.1

                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                           COUGAR BIOTECHNOLOGY, INC.
                                GVC VENTURE CORP.
                                       AND
                              GVC ACQUISITION CORP.


                                  JUNE 27, 2005




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                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

ARTICLE I DEFINITIONS..........................................................1
ARTICLE II MERGER..............................................................5
   2.1     Effects of Merger...................................................5
   2.2     Effect on Cougar Capital Stock and GVC Acquisition Capital Stock....6
   2.3     Rights of Holders of Cougar Capital Stock...........................7
   2.4     Procedure for Exchange of Cougar Common Stock.......................7
   2.5     Dissenting Shares...................................................9
   2.6     Directors and Officers of the Surviving Corporation.................9
   2.7     Directors and Officers of GVC.......................................9
ARTICLE III REPRESENTATIONS AND WARRANTIES OF COUGAR..........................10
   3.1     Organization and Qualification.....................................10
   3.2     Authority Relative to this Agreement; Non-Contravention............10
   3.3     Capitalization.....................................................11
   3.4     Litigation.........................................................11
   3.5     No Brokers or Finders..............................................11
   3.6     Tax Matters........................................................12
   3.7     Contracts and Commitments..........................................13
   3.8     Affiliate Transactions.............................................13
   3.9     Compliance with Laws; Permits......................................14
   3.10    Financial Statements...............................................14
   3.11    Books and Records..................................................14
   3.12    Real Property......................................................14
   3.13    Insurance..........................................................14
   3.14    No Undisclosed Liabilities.........................................15
   3.15    Environmental Matters..............................................15
   3.16    Absence of Certain Developments....................................15
   3.17    Employee Benefit Plans.............................................16
   3.18    Employees..........................................................16
   3.19    Proprietary Information and Inventions.............................17
   3.20    Intellectual Property..............................................17
   3.21    Tax-Free Reorganization............................................18
   3.22    Vote Required......................................................18
   3.23    Full Disclosure....................................................18
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF GVC AND GVC ACQUISITION..........18
   4.1     Organization and Qualification.....................................18
   4.2     Authority Relative to this Agreement; Non-Contravention............19
   4.3     Capitalization.....................................................19
   4.4     Exchange Act Reports...............................................20
   4.5     Litigation.........................................................20
   4.6     Subsidiaries.......................................................20
   4.7     No Brokers or Finders..............................................21
   4.8     Tax Matters........................................................21
   4.9     Contracts and Commitments..........................................22
   4.10    Affiliate Transactions.............................................22
   4.11    Compliance with Laws; Permits......................................23

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

   4.12    Validity of the GVC Common Stock...................................23
   4.13    Books and Records..................................................23
   4.14    Real Property......................................................23
   4.15    Insurance..........................................................23
   4.16    No Undisclosed Liabilities.........................................24
   4.17    Environmental Matters..............................................24
   4.18    Absence of Certain Developments....................................24
   4.19    Employee Benefit Plans.............................................24
   4.20    Employees..........................................................25
   4.21    Proprietary Information and Inventions.............................25
   4.22    Intellectual Property..............................................25
   4.23    Tax Free Reorganization............................................25
   4.24    Full Disclosure....................................................25
ARTICLE V CONDUCT OF BUSINESS PENDING THE MERGER..............................26
   5.1     Conduct of Business by GVC.........................................26
   5.2     Conduct of Business by Cougar......................................26
ARTICLE VI ADDITIONAL COVENANTS AND AGREEMENTS................................26
   6.1     Governmental Filings...............................................26
   6.2     Expenses...........................................................27
   6.3     Due Diligence; Access to Information; Confidentiality..............27
   6.4     Tax Treatment......................................................28
   6.5     Press Releases.....................................................28
   6.6     Securities Reports.................................................29
   6.7     Private Placement..................................................29
   6.8     Amendment to Certificate of Incorporation of Surviving Company.....29
   6.9     Cougar Stockholders' Meeting; Materials to Stockholders............29
   6.10    No Solicitation....................................................30
   6.11    Failure to Fulfill Conditions......................................30
   6.12    Registration Rights Agreement......................................30
   6.13    Notification of Certain Matters....................................30
ARTICLE VII CONDITIONS........................................................31
   7.1     Conditions to Obligations of Each Party............................31
   7.2     Additional Conditions to Obligation of GVC and GVC Acquisition.....31
   7.3     Additional Conditions to Obligation of Cougar......................32
ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER................................33
   8.1     Termination........................................................33
ARTICLE IX GENERAL PROVISIONS.................................................35
   9.1     Notices............................................................35
   9.2     No Survival........................................................35
   9.3     Interpretation.....................................................35
   9.4     Severability.......................................................36
   9.5     Amendment..........................................................36
   9.6     Waiver.............................................................36
   9.7     Miscellaneous......................................................36
   9.8     Counterparts.......................................................36
   9.9     Third Party Beneficiaries..........................................36
   9.10    Governing Law......................................................36
   9.11    Jurisdiction; Service of Process...................................36



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39

                          AGREEMENT AND PLAN OF MERGER


     This Agreement and Plan of Merger (this "Agreement") is entered into as of June 27, 2005, by and among COUGAR BIOTECHNOLOGY, INC., a Delaware corporation ("Cougar"), GVC VENTURE CORP., a Delaware corporation ("GVC"), and GVC ACQUISITION CORP., a Delaware corporation ("GVC Acquisition").

                               W I T N E S S E T H

         WHEREAS, the Boards of Directors of Cougar, GVC and GVC Acquisition have determined that it is in the best interests of such corporations and their respective stockholders to consummate the merger of GVC Acquisition with and into Cougar with Cougar as the surviving corporation (the "Merger");

         WHEREAS, GVC, as the sole stockholder of GVC Acquisition, has approved this Agreement, the Merger and the transactions contemplated by this Agreement pursuant to action taken by written consent in accordance with the requirements of the Delaware General Corporation Law ("DGCL") and the Bylaws of GVC Acquisition;

         WHEREAS, pursuant to the Merger, among other things, the outstanding shares of common stock of Cougar shall be converted into the right to receive upon the Effective Time (as hereinafter defined) the Merger Consideration (as hereinafter defined);

         WHEREAS, the parties to this Agreement intend to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder, and intend that the Merger and the transactions contemplated by this Agreement be undertaken pursuant to that plan; and

         WHEREAS, the parties to this Agreement intend that the Merger qualify as a "reorganization," within the meaning of Section 368(a) of the Code, and that GVC, GVC Acquisition and Cougar will each be a "party to a reorganization," within the meaning of Section 368(b) of the Code, with respect to the Merger.

         NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         As used herein, the following terms shall have the following meanings (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

         "Affiliate" has the meaning as defined in Rule 12b-2 promulgated under the Exchange Act, as such regulation is in effect on the date hereof.

         "Certificate of Merger" shall mean the certificate of merger in substantially the form attached hereto as EXHIBIT A.

         "Closing" shall have the meaning as set forth in SECTION 2.1(C) hereof.

         "Closing Date" shall have the meaning as set forth in SECTION 2.1(C) hereof.

         "Code" has the meaning ascribed thereto in the preambles to this Agreement.



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

         "Conversion Ratio" means the quotient resulting from dividing (A) the sum of (i) X and (ii) the product resulting from multiplying X/Y by Z, by (B) one million (1,000,000), rounded to the nearest one-millionth share, where

         X = the product resulting from multiplying (i) twenty-four (24) by (ii) the number of shares of GVC Common Stock outstanding on a fully-diluted basis immediately prior to the Effective Time;

         Y = the number of shares of Cougar Common Stock outstanding on a fully-diluted basis immediately prior to the Effective Time, less Z; and

         Z = the number of fully-diluted shares of Cougar Common Stock issued by Cougar in any financing transaction completed prior to the Effective Time, including any fully-diluted shares issued as compensation in connection with any such financing transaction.

         "Copyrights" has the meaning ascribed thereto in SECTION 3.20(A).

         "Cougar Common Stock" means the common stock, par value $.001, of Cougar.

         "Cougar  Financial  Statements"  shall have the meaning as set forth in
SECTION 3.10 hereof.

         "Cougar Insiders" shall have the meaning as set forth in SECTION 3.8 hereof.

         "Cougar  Intellectual  Property" shall have the meaning as set forth in
SECTION 3.20 hereof.

         "Cougar  Latest  Balance  Sheet" shall have the meaning as set forth in
SECTION 3.14 hereof.

         "Cougar Permits" shall have the meaning as set forth in SECTION 3.9(B) hereof.

         "Cougar Plans" shall have the meaning as set forth in SECTION 3.17(A) hereof.

         "Cougar Preferred Stock" means the Series A Convertible Preferred Stock, par value $.001 per share, of Cougar.

         "Cougar Returns" shall have the meaning as set forth in SECTION 3.6(A) hereof.

         "Cougar Stockholder Meeting" shall have the meaning ascribed thereto in
SECTION 6.9 hereof.

         "Delaware General Corporation Law" or "DGCL" shall mean Title 8, Chapter 1 of the Delaware Code, as amended.

         "Dissenting Shares" shall have the meaning as set forth in SECTION 2.5 hereof.

         "Effective Date" shall have the meaning ascribed thereto in SECTION 2.1(C) hereof.

         "Effective Time" shall have the meaning ascribed thereto in SECTION 2.1(C) hereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor law and the rules and regulations promulgated thereunder.

         "Evaluated Material" shall have the meaning ascribed thereto in SECTION 6.3(A).



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

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

         "Exchange Ratio" means the quotient resulting from dividing (a) 1,000,000 by (b) the total number of shares of Cougar Common Stock outstanding on a fully-diluted basis immediately prior to the Effective Time (including without limitation, any Cougar Common Stock issuable under any arrangement described in Schedule 3.5).

         "GAAP"  shall  mean  United  States   generally   accepted   accounting
principles as in effect from time to time.

         "GVC Common Stock" shall mean the common stock, par value $.01 per share, of GVC.

         "GVC 8-K Reports"  shall have the meaning  ascribed  thereto in SECTION
4.4.

         "GVC Insiders" shall have the meaning ascribed thereto in SECTION 4.10.

         "GVC Intellectual  Property" shall have the meaning ascribed thereto in
SECTION 4.19.

         "GVC Latest Balance Sheet" shall have the meaning  ascribed  thereto in
SECTION 4.16.

         "GVC  Permits"  shall  have the  meaning  ascribed  thereto  in SECTION
4.11(B).

         "GVC Proxy  Statements"  shall  have the  meaning  ascribed  thereto in
SECTION 4.4.

         "GVC  Returns"  shall  have the  meaning  ascribed  thereto  in SECTION
4.8(A).

         "GVC SEC Filings"  shall have the meaning  ascribed  thereto in SECTION
4.4.

         "GVC Series A Preferred Stock" shall mean the newly-designated Series A Convertible Preferred Stock, par value $.01 per share, of GVC, the rights, preferences and terms of which are described in the Series A Certificate of Designation, which shall be convertible into shares of GVC Common Stock based on the Conversion Ratio.

         "GVC Series B Preferred Stock" shall mean the newly-designated Series B Convertible Preferred Stock, par value $.01 per share, of GVC, the rights, preferences and terms of which are described in the Series B Certificate of Designation, which shall be convertible into shares of GVC Common Stock based on the Conversion Ratio.

         "GVC Subsidiary" or "GVC Subsidiaries" shall have the meaning ascribed thereto in SECTION 4.5.

         "GVC 10-K Reports" shall have the meaning ascribed thereto in SECTION 4.4.

         "GVC 10-Q Reports" shall have the meaning ascribed thereto in SECTION 4.4.

         "Intellectual Property" has the meaning ascribed thereto in SECTION 3.20(A).

         "Know-How" has the meaning ascribed thereto in SECTION 3.20(A).

         "Knowledge" means, with respect to an individual, that such individual is actually aware of a particular fact or other matter, with no obligation to conduct any inquiry or other investigation to determine the



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accuracy of such fact or other matter.  A Person other than an individual  shall be deemed to have Knowledge of a particular fact or other matter if the officers, directors or other management personnel of such Person had Knowledge of such fact or other matter.

         "Material Adverse Effect" shall, with respect to an entity, mean a material adverse effect on the business, operations, results of operations or financial condition of such entity on a consolidated basis.

         "Merger" shall have the meaning ascribed thereto in the preambles of this Agreement.

         "Merger Consideration" means the shares of GVC Series A Preferred Stock and GVC Series B Preferred Stock issuable in connection with the Merger to the holders of Cougar Preferred Stock and Cougar Common Stock, respectively, based on the Exchange Ratio.

         "Options" shall have the meaning as set forth in SECTION 2.2(F) hereof.

         "Patents" has the meaning ascribed thereto in SECTION 3.20(A).

         "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, governmental authority or other entity.

         "Registration Rights Agreement" shall have the meaning ascribed thereto in SECTION 6.12.

         "Representatives" shall have the meaning ascribed thereto in SECTION 6.3(A).

         "Requisite Cougar Stockholder Vote" shall have the meaning ascribed thereto in SECTION 3.2.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

         "Series A Certificate of Designation" shall mean the certificate of designation setting forth all of the rights, preferences and other terms of the GVC Series A Convertible Preferred Stock in substantially the form attached hereto as EXHIBIT B.

         "Series B Certificate of Designation" shall mean the certificate of designation setting forth all the rights, preferences and other terms of the GVC Series B Convertible Preferred Stock in substantially the form attached hereto as EXHIBIT C.

         "Stock Option Plan" shall have the meaning as set forth in SECTION 2.2(F) hereof.

         "Stockholder  Questionnaire" shall have the meaning ascribed thereto in
SECTION 6.7.

         "Subsidiary" shall, with respect to any Person, mean (i) each corporation in which such Person owns directly or indirectly fifty percent (50%) or more of the voting securities of such corporation and (ii) any other Person in which such Person owns at least a majority voting interest, and shall, in each case, unless otherwise indicated, be deemed to refer to both direct and indirect subsidiaries of such Person.

         "Surviving Company" shall have the meaning ascribed thereto in ARTICLE II.



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

         "Tax" or "Taxes" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, environmental taxes, customs duties, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, workers' compensation, employment-related insurance, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other governmental tax, fee, assessment or charge of any kind whatsoever including any interest, penalties or additions to any Tax or additional amounts in respect of the foregoing.

         "Trademarks" has the meaning ascribed thereto in SECTION 3.20(A). "Voting Agreement" has the meaning ascribed thereto in SECTION 6.9(C).

         "Warrants" shall have the meaning as set forth in SECTION 2.2(G) hereof.

                                   ARTICLE II
                                     MERGER

         Subject to the  satisfaction  or waiver of the  conditions set forth in
ARTICLE VII, at the Effective Time, (i) GVC Acquisition will merge with and into Cougar, and (ii) Cougar will become a wholly-owned subsidiary of GVC. The term "Surviving Company" as used herein shall mean Cougar, as a wholly-owned subsidiary of GVC after giving effect to the Merger. The Merger will be effected pursuant to the Certificate of Merger in accordance with the provisions of, and with the effect provided in, Section 251 of the DGCL.

         2.1      EFFECTS OF MERGER.

                 (a) From and after the Effective Time and until further amended in accordance with law, (i) the Certificate of Incorporation of Cougar as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Company, and (ii) the Bylaws of Cougar as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Company.

                 (b) GVC, Cougar and GVC Acquisition, respectively, shall each use its best efforts to take all such action as may be necessary or appropriate to effectuate the Merger in accordance with the DGCL at the Effective Time. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either Cougar or GVC Acquisition, the officers of the Surviving Company are fully authorized in the name of GVC, Cougar and GVC Acquisition or otherwise to take, and shall take, all such lawful and necessary action.

                 (c) Subject to the provisions of ARTICLE VII and ARTICLE VIII hereof, the closing (the "Closing") of the transactions contemplated hereby shall take place on or before August 31, 2005 (the "Closing Date"), at 787 Seventh Avenue, 48th Floor, New York, New York, or such other time and place as Cougar and GVC mutually agree at the earliest practicable time after the satisfaction or waiver of the conditions in ARTICLE VII, but in no event later than ten (10) business days after all such conditions have been satisfied or waived, or on such other date as may be mutually agreed by the parties hereto. On the Closing Date, or as soon thereafter as practicable, to effect the Merger, the parties hereto will cause the Certificate of Merger to be filed with the Delaware Secretary of State in accordance with the DGCL. The Merger shall be effective when the Certificate of Merger is filed with the Delaware Secretary of State (the "Effective Time"). As used herein, the term "Effective Date" shall mean the date on which the Certificate of Merger is filed with the Delaware Secretary of State.



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

         2.2 EFFECT ON COUGAR CAPITAL STOCK AND GVC ACQUISITION CAPITAL STOCK. To effectuate the Merger, and subject to the terms and conditions of this Agreement, at the Effective Time:

                 (a) Each share of Cougar Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares extinguished pursuant to this SECTION 2.2 and Dissenting Shares) shall automatically be converted into and exchangeable for a fraction of a fully paid and nonassessable share of GVC Series A Preferred Stock equal to one multiplied by the Exchange Ratio, rounded to the nearest one millionth (0.000001) of a share.

                 (b) Each share of Cougar Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be extinguished pursuant to this SECTION 2.2 and Dissenting Shares) shall automatically be converted into and exchangeable for a fraction of a fully paid and nonassessable share of GVC Series B Preferred Stock equal to one multiplied by the Exchange Ratio, rounded to the nearest one millionth (0.000001) of a share.

                 (c) All shares of Cougar Common Stock or Cougar Preferred Stock held at the Effective Time by Cougar as treasury stock will be canceled and no payment will be made with respect to those shares;

                 (d) Each share of Cougar Common Stock or Cougar Preferred Stock issued and outstanding immediately prior to the Effective Time and owned by GVC Acquisition or GVC, if any, shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto; and

                 (e) All shares of common stock, $0.01 par value per share, of GVC Acquisition issued and outstanding immediately prior to the Effective Time will be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Company.

                 (f) At the Effective Date, GVC shall assume all of Cougar's rights and obligations under the stock options granted by Cougar on or prior to the date hereof to purchase an aggregate of 1,655,000 shares of Cougar Common Stock pursuant to Cougar's 2004 Stock Option Plan (the "Stock Option Plan"), which stock options are disclosed in SCHEDULE 2.2(F) hereto and have not prior to the Effective Date been exercised, cancelled or terminated nor expired (collectively the "Options"). The Options shall be assumed in accordance with the terms and conditions of the Stock Option Plan, except that, from and after the Effective Time: (i) all actions to be taken under the Stock Option Plan or the Options by the Board of Directors of Cougar or a committee thereof shall be taken by the Board of Directors of GVC or a committee thereof, (ii) each Option shall evidence the right to purchase a number of shares of GVC Series B Preferred Stock (rounded to the nearest one-hundredth (0.01) of a share) equal to the number of shares of Cougar Common Stock into which such Option is exercisable immediately prior to the Effective Date multiplied by the Exchange Ratio, (iii) the new option price for each share of GVC Series B Preferred Stock issuable upon exercise of an Option shall be determined by dividing the option exercise price immediately prior to the Effective Date by the Exchange Ratio (rounded to the nearest cent) and (iv) all references in the Options and the Stock Option Plan to Cougar and Cougar Common Stock shall be deemed to be references to GVC and GVC Series B Preferred Stock, respectively, after giving effect to the adjustments pursuant to clauses (ii) and (iii). Notwithstanding the provisions set forth in clause (iii) above, with respect to each Option intended to be an "incentive stock option" under Section 422 of the Code, if the new option price calculated pursuant to clause (iii) would cause any such Option not to satisfy the requirements of Section 424(a) of the Code and Treasury
Regulation ss. 1.425-1(a)(1)(i), the new exercise price with respect to that Option will be increased to the minimum price that it could be and still satisfy the requirements of that regulation. GVC agrees to use its best efforts to take such other steps as are necessary to ensure that those Options which are deemed "incentive stock options" under Section 422 of the Code remain "incentive stock options."



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

                 (g) At the Effective Date, GVC shall assume the rights and obligations under Cougar's outstanding warrants (the "Warrants"), if any, to purchase shares of Cougar Common Stock. The Warrants shall be assumed in accordance with their terms and conditions. Each Warrant shall, from and after the Effective Time, evidence the right to purchase a number of shares of GVC Series B Preferred Stock (rounded to the nearest one-hundredth (0.01) of a share) equal to the number of shares of Cougar Common Stock into which such Warrant is exercisable immediately prior to the Effective Date multiplied by the Exchange Ratio. The new exercise price of the Warrants shall be determined by dividing the exercise price of the Warrants immediately prior to the Effective Date by the Exchange Ratio. All references in the Warrants to Cougar and Cougar Common Stock shall be deemed to be references to GVC and GVC Series B Preferred Stock, respectively, after giving effect to the adjustments pursuant to this Section.

         2.3      RIGHTS OF HOLDERS OF COUGAR CAPITAL STOCK.

                 (a) On and after the Effective Date and until surrendered for exchange, each outstanding stock certificate that immediately prior to the Effective Date represented shares of Cougar Preferred Stock (except Dissenting Shares and shares cancelled or extinguished pursuant to SECTION 2.2) shall be deemed for all purposes, to evidence ownership of and to represent the number of whole shares of GVC Series A Preferred Stock into which such shares of Cougar Preferred Stock shall have been converted pursuant to SECTION 2.2(A) above. Shares of the GVC Series A Preferred Stock shall have the terms, rights and preferences substantially set forth in the Certificate of Designation. The record holder of each such outstanding certificate representing shares of Cougar Preferred Stock, shall, after the Effective Date, be entitled to vote the shares of GVC Series A Preferred Stock into which such shares of Cougar Preferred Stock shall have been converted on any matters on which the holders of record of GVC Common Stock, as of any date subsequent to the Effective Date, shall be entitled to vote. In any matters relating to such certificates of Cougar Preferred Stock, GVC may rely conclusively upon the record of stockholders maintained by Cougar containing the names and addresses of the holders of record of Cougar Preferred Stock on the Effective Date.

                 (b) On and after the Effective Date and until surrendered for exchange, each outstanding stock certificate that immediately prior to the Effective Date represented shares of Cougar Common Stock (except Dissenting Shares and shares cancelled or extinguished pursuant to SECTION 2.2) shall be deemed for all purposes, to evidence ownership of and to represent the number of whole shares of GVC Series B Preferred Stock into which such shares of Cougar Common Stock shall have been converted pursuant to SECTION 2.2(B) above. Shares of the GVC Series B Preferred Stock shall have the terms, rights and preferences substantially set forth in the Certificate of Designation. The record holder of each such outstanding certificate representing shares of Cougar Common Stock, shall, after the Effective Date, be entitled to vote the shares of GVC Series B Preferred Stock into which such shares of Cougar Common Stock shall have been converted on any matters on which the holders of record of GVC Common Stock, as of any date subsequent to the Effective Date, shall be entitled to vote. In any matters relating to such certificates of Cougar Common Stock, GVC may rely conclusively upon the record of stockholders maintained by Cougar containing the names and addresses of the holders of record of Cougar Common Stock on the Effective Date.

         2.4      PROCEDURE FOR EXCHANGE OF COUGAR COMMON STOCK.

                 (a) After the Effective Time, holders of certificates theretofore evidencing outstanding shares of Cougar Common Stock (except Dissenting Shares and shares cancelled or extinguished pursuant to SECTION 2.2), upon surrender of such certificates to the Secretary of GVC, shall be entitled to receive certificates representing the number of shares of GVC Series A Preferred Stock into which shares of Cougar Common Stock theretofore represented by the certificates so surrendered are exchangeable as provided in SECTION
2.2(A) hereof. GVC shall not be obligated to deliver any such shares of GVC Series A Preferred Stock to which any former holder of shares of Cougar Common Stock is entitled until such holder surrenders the certificate or certificates representing such shares. Upon surrender, each certificate evidencing Cougar Common Stock shall be canceled. If there is a transfer of Cougar Common Stock ownership which is not registered in the transfer records of Cougar, a certificate representing the proper number of shares of GVC Series A Preferred Stock may be issued to a person other than the person in whose name the certificate so surrendered is registered if: (x) upon presentation to the Secretary of GVC, such certificate shall be properly endorsed or otherwise be in proper form for transfer, (y) the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of GVC Series A Preferred Stock to a person other than the registered holder of such certificate or establish to the reasonable satisfaction of GVC that such tax has been paid or is not applicable, and (z) the issuance of such GVC Series A Preferred Stock shall not, in the sole discretion of GVC, violate the requirements of the Regulation D "safe harbor" of the Securities Act with respect to the private placement of GVC Series A Preferred Stock that will result from the Merger.

                 (b) All shares of GVC Series A Preferred Stock issued upon the surrender for exchange of Cougar Common Stock in accordance with the above terms and conditions shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Cougar Common Stock.

                 (c) Any shares of GVC Series A Preferred Stock issued in the Merger will not be transferable except (1) pursuant to an effective registration statement under the Securities Act or (2) upon receipt by GVC of a written opinion of counsel for the holder reasonably satisfactory to GVC to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act and relevant state securities laws. Restrictive legends shall be placed on all certificates representing shares of GVC Series A Preferred Stock issued in the Merger, substantially as follows:

         "NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS (SUCH FEDERAL AND STATE LAWS, THE "SECURITIES LAWS") OR (B) IF THE CORPORATION HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF THE SECURITIES LAWS.

         THE CORPORATION WILL FURNISH, WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF WHICH THE CORPORATION IS AUTHORIZED TO ISSUE AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION."

                 (d) In the event any certificate for Cougar Common Stock shall have been lost, stolen or destroyed, GVC shall issue and pay in exchange for such lost, stolen or destroyed certificate, promptly following its receipt of an affidavit of that fact by the holder thereof, such shares of the GVC Series A
Preferred Stock as may be required pursuant to this Agreement; provided, however, that GVC, in its discretion and as a condition precedent to the issuance and payment thereof, may require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against GVC or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

         2.5 DISSENTING SHARES. Shares of capital stock of Cougar held by stockholders of Cougar who have properly exercised and preserved appraisal rights with respect to those shares in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into or represent a right to receive shares of GVC Series A Preferred Stock or GVC Series B Preferred Stock, as appropriate, pursuant to SECTION 2.2(A) above, but the holders thereof shall be entitled only to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Company in accordance with such laws; provided, however, that if any such holder of Dissenting Shares shall have effectively withdrawn such holder's demand for appraisal of such shares or lost such holder's right to appraisal and payment of such shares under Section 262 of the DGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares and each such share shall thereupon be deemed to have been canceled, extinguished and exchanged, as of the Effective Time, into and represent the right to receive from GVC shares of GVC Series A Preferred Stock or GVC Series B Preferred Stock, as appropriate, as provided in SECTION 2.2(A) above. Any payments in respect of Dissenting Shares will be deemed made by the Surviving Company.

         2.6 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. From and after the Effective Time, the directors and officers of the Surviving Company shall be the persons who were directors and officers of Cougar immediately prior to the Effective Time, respectively. These directors and officers of the Surviving Company shall hold office for the term specified in, and subject to the provisions contained in, the Certificate of Incorporation and Bylaws of the Surviving Company and applicable law. If, at or after the Effective Time, a vacancy shall exist on the board of directors or in any of the offices of the Surviving Company, such vacancy shall be filled in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Company.

         2.7 DIRECTORS AND OFFICERS OF GVC. At the Closing, the Board of Directors of GVC shall, subject to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, take the following action, to be effective upon the Effective Time: (i) increase the size of the Board of Directors of GVC to eight (8) persons; (ii) elect to the Board of Directors of GVC the persons who were directors of Cougar immediately prior to the Closing; and (iii) elect as the officers of GVC those who were the officers of Cougar immediately prior to the Closing, or, in either case with regard to clauses (ii) and (iii), such other persons designated by Cougar. All of the persons serving as directors of GVC immediately prior to the Closing shall resign immediately following the election of the new directors, and the officers of GVC immediately prior to the Closing shall resign at the Closing from all of their positions with GVC, all subject to compliance with Rule 14f-1 promulgated under the Exchange Act. Subject to applicable law, GVC shall take all action reasonably requested by Cougar, but consistent with the Certificate of Incorporation and Bylaws of GVC, that is reasonably necessary to effect any such election or appointment of the designees of Cougar to GVC's Board of Directors, including promptly hereafter mailing to GVC's stockholders an information statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. Cougar shall supply GVC all information with respect to it and its nominees, officers, directors and Affiliates required by such Section 14(f) and Rule 14f-1. The provisions of this SECTION 2.7 are in addition to and shall not limit any rights which Cougar or any of its Affiliates may have as a holder or beneficial owner of shares of capital stock of GVC as a matter of law with respect to the election of directors or otherwise. Immediately after the Effective Time, the newly-constituted board of directors of GVC will elect the officers of Cougar immediately prior to the Effective Time as the officers of GVC. The newly-appointed directors and officers of GVC shall hold office for the term specified in, and subject to the provisions contained in, the Certificate of Incorporation and Bylaws of GVC and applicable law. For a period of one (1) year following the Effective Time, GVC will not appoint any individual as a director who does not have prior experience in the healthcare, biotechnology or biopharmaceuticals industries, including as an individual with significant investment experience in such industries, or who is not being appointed in connection with, or as a condition to, an investment of at least $5,000,000 by all investors in one or a series of related investments in GVC by such person or as a designee of such person.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF COUGAR

         Cougar hereby represents and warrants to GVC and GVC Acquisition as follows:

         3.1 ORGANIZATION AND QUALIFICATION. Cougar is, and on the Effective Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to carry on its business as now conducted. The copies of the Certificate of Incorporation and Bylaws of Cougar that have been made available to GVC prior to the date of this Agreement are correct and complete copies of such documents as in effect as of the date hereof, and shall be in effect on the Effective Date. Cougar is, and on the Effective Date will be, licensed or qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Cougar or the Surviving Company.

         3.2 AUTHORITY RELATIVE TO THIS AGREEMENT; NON-CONTRAVENTION. The execution and delivery of this Agreement by Cougar and the consummation by Cougar of the transactions contemplated hereby have been duly authorized by the Board of Directors of Cougar and, except for approval of this Agreement and the Merger by the requisite vote of Cougar's stockholders (the "Requisite Cougar Stockholder Vote"), no other corporate proceedings on the part of Cougar are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Cougar and, assuming it is a valid and binding obligation of GVC and GVC Acquisition, constitutes a valid and binding obligation of Cougar enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. Except as set forth in
SCHEDULE 3.2, Cougar is not subject to, or obligated under, any provision of (a) its Certificate of Incorporation or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated hereby, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on Cougar or the Surviving Company. Except for (x) approvals under applicable Blue Sky laws, (y) the filing of the Certificate of Merger with the Secretary of State of Delaware, and (z) such filings, authorizations or approvals as may be set forth in SCHEDULE 3.2, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Cougar for the consummation by Cougar of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Cougar or the Surviving Company or adversely affect the consummation of the transactions contemplated hereby.

         3.3      CAPITALIZATION.

                 (a) The authorized, issued and outstanding shares of capital stock of Cougar as of the date hereof are correctly set forth on SCHEDULE 3.3(A). The issued and outstanding shares of capital stock of Cougar are, and on the Effective Date will be, duly authorized, validly issued, fully paid and nonassessable and not issued in violation of any preemptive rights and, to Cougar's Knowledge, free from any restrictions on transfer (other than restrictions under the Securities Act or state securities laws) or any option, lien, pledge, security interest, encumbrance or charge of any kind. Other than as described on SCHEDULE 3.3(A), Cougar has, and on the Effective Date will have, no other equity securities or securities containing any equity features authorized, issued or outstanding. Except as set forth in SCHEDULE 3.3(A) hereto, there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by Cougar and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from Cougar any shares of capital stock or other securities of Cougar of any kind, and there will not be any such agreements prior to or on the Effective Date. Except as set forth on
SCHEDULE 3.3(A), there are, and on the Effective Date there will be, no agreements or other obligations (contingent or otherwise) which may require Cougar to repurchase or otherwise acquire any shares of its capital stock.

                 (b) SCHEDULE 3.3(B) contains a list of the names and addresses of the owners of record as of the date of this Agreement of all issued and outstanding shares of Cougar Common Stock and the number of shares of Cougar Common Stock each of them holds and the names and addresses of all holders of options, warrants, convertible securities, exchangeable securities and other rights entitling the holder thereof to purchase equity of Cougar and the number of shares of Cougar Common Stock or other equity security underlying each such option, warrant, convertible security, exchangeable security and other right.

                 (c) Cougar does not own, and is not party to any contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other Person. Except as contemplated by this Agreement, Cougar is not a party to, and, to Cougar's Knowledge, there do not exist, any voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of Cougar.

         3.4 LITIGATION. There are no actions, suits, proceedings, orders or investigations pending or, to the Knowledge of Cougar, threatened against Cougar, at law or in equity, or before or by any federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

         3.5 NO BROKERS OR FINDERS. Except as disclosed on SCHEDULE 3.5, neither Cougar nor any of its officers, directors, employees or Affiliates has employed any broker, finder, investment banker or investment advisor or Person performing similar function, or incurred any liability, for brokerage commissions, finders' fees, investment advisory fees or similar compensation, in connection with the transactions contemplated by this Agreement.

         3.6      TAX MATTERS.

                 (a) (i) Except as set forth on SCHEDULE 3.6, Cougar has timely filed (or has had timely filed on its behalf) all returns, declarations, reports, estimates, information returns, and statements, including any schedules and amendments to such documents ("Cougar Returns"), required to be filed or sent by it in respect of any Taxes or required to be filed or sent by it by any taxing authority having jurisdiction; (ii) all such Cougar Returns are complete and accurate in all material respects; (iii) Cougar has timely and properly paid (or has had paid on its behalf) all Taxes required to be paid by it; (iv) Cougar has established on the Cougar Latest Balance Sheet, in accordance with GAAP, reserves that are adequate for the payment of any Taxes not yet paid; and (v) Cougar has complied with all applicable laws, rules, and regulations relating to the collection or withholding of Taxes from third parties (including without limitation employees) and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code, or similar provisions under any foreign laws).

                 (b) There are no liens for Taxes upon any assets of Cougar, except liens for Taxes not yet due.

                 (c) No deficiency for any Taxes has been asserted, assessed or, to Cougar's Knowledge, proposed against Cougar that has not been resolved and paid in full or is not being contested in good faith. Except as disclosed in
SCHEDULE 3.6, no waiver, extension or comparable consent given by Cougar regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. Except as disclosed in SCHEDULE 3.6, there has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Cougar Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to Cougar by any Taxing authority regarding any such Tax audit or other proceeding, or, to the Knowledge of Cougar, is any such Tax audit or other proceeding threatened with regard to any Taxes or Cougar Returns. Cougar does not expect the assessment of any additional Taxes of Cougar for any period prior to the date hereof and has no Knowledge of any unresolved questions, claims or disputes concerning the liability for Taxes of Cougar which would exceed the estimated reserves established on its books and records.

                 (d) Except as set forth on SCHEDULE 3.6, Cougar is not a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by Cougar not to be deductible (in whole or in part) under Section 280G of the Code. Cougar is not liable for Taxes of any other Person, and is not currently under any contractual obligation to indemnify any Person with respect to Taxes, or a party to any tax sharing agreement or any other agreement providing for payments by Cougar with respect to Taxes. Cougar is not a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for federal income tax purposes. Cougar has not agreed and is not required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) in taxable income. SCHEDULE 3.6 contains a list of all jurisdictions in which Cougar is required to file any Cougar Return and no claim has ever been made by a taxing authority in a jurisdiction where Cougar does not currently file Cougar Returns that Cougar is or may be subject to taxation by that jurisdiction. There are no advance rulings in respect of any Tax pending or issued by any Taxing authority with respect to any Taxes of Cougar. Cougar has not entered into any gain recognition agreements under Section 367 of the Code and the regulations promulgated thereunder. Cougar is not liable with respect to any indebtedness the interest of which is not deductible for applicable federal, foreign, state or local income tax purposes. Cougar has not filed or been included in a combined, consolidated or unitary Tax return (or the substantial equivalent thereof) of any Person.

                 (e) Cougar has been neither a "distributing corporation" nor a "controlled corporation" (within the meaning of Section 355 of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

                 (f) Except as set forth on SCHEDULE 3.6, Cougar has not requested any extension of time within which to file any Cougar Return, which return has not since been filed.

         3.7      CONTRACTS AND COMMITMENTS.

                 (a) SCHEDULE 3.7 hereto lists the following agreements, whether oral or written, to which Cougar is a party, which are currently in effect, and which relate to the operation of Cougar's business: (i) collective bargaining agreement or contract with any labor union; (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan; (iii) hospitalization insurance or other welfare benefit plan or practice, whether formal or informal;
(iv) stock purchase or stock option plan; (v) contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or relating to severance pay for any such person; (vi) confidentiality agreement; (vii) contract, agreement or understanding relating to the voting of Cougar Common Stock or the election of directors of Cougar, other than the Voting Agreement; (viii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets of Cougar; (ix) guaranty of any obligation for borrowed money or otherwise; (x) lease or agreement under which Cougar is lessee of, or holds or operates any property, real or personal, owned by any other party, for which the annual rental exceeds $10,000; (xi) lease or agreement under which Cougar is lessor of, or permits any third party to hold or operate, any property, real or personal, for which the annual rental exceeds $10,000; (xii) contract which prohibits Cougar from freely engaging in business anywhere in the world; (xiii) license agreement or agreement providing for the payment or receipt of royalties or other compensation by Cougar in connection with the intellectual property rights listed in SCHEDULE 3.20(B) hereto; (xiv) contract or commitment for capital expenditures in excess of $10,000; (xv) agreement for the sale of any capital asset; (xvi) contracts, understandings, arrangements or commitments with respect to the acquisition and/or use by Cougar of Intellectual Property of others or by others of Intellectual Property of Cougar; or (xvii) other agreement which is either material to Cougar's business or was not entered into in the ordinary course of business.

                 (b) To Cougar's Knowledge, Cougar has performed all obligations required to be performed by it in connection with the contracts, understandings, arrangements or commitments required to be disclosed in SCHEDULE 3.7 hereto and is not in receipt of any claim of default under any contract, understanding, arrangement or commitment required to be disclosed under such caption; Cougar has no present expectation or intention of not fully performing any material obligation pursuant to any contract, understanding, arrangement or commitment required to be disclosed under such caption; and Cougar has no Knowledge of any breach or anticipated breach by any other party to any contract, understanding, arrangement or commitment required to be disclosed under such caption.

         3.8 AFFILIATE TRANSACTIONS. Except as set forth in SCHEDULE 3.8 hereto, and other than pursuant to this Agreement, no officer, director or employee of Cougar, or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange, the Nasdaq National or Small Cap Markets or in an over-the-counter market and less than five percent of the stock of which is beneficially owned by any of such persons) (collectively "Cougar Insiders"), has any agreement with Cougar (other than normal employment arrangements set forth on SCHEDULE 3.7) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Cougar (other than ownership of capital stock of Cougar). Except as set forth on SCHEDULE 3.8, Cougar is not indebted to any Cougar Insider (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary business expenses) and no Cougar Insider is indebted to Cougar (except for cash advances for ordinary business expenses). None of the Cougar Insiders has any direct or indirect interest in any competitor, supplier or customer of Cougar or in any person, firm or entity from whom or to whom Cougar leases any property, or in any other person, firm or entity with whom Cougar transacts business of any nature. For purposes of this SECTION 3.8, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children and siblings of such officer, director or employee.

         3.9      COMPLIANCE WITH LAWS; PERMITS.

                 (a) Except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect on Cougar or the Surviving Company, Cougar and its officers, directors, agents and employees have complied with all applicable laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment and building and zoning codes, and no claims have been filed against Cougar, and Cougar has not received any notice, alleging a violation of any such laws, regulations or other requirements. Cougar is not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to GVC after it acquires Cougar's properties, assets and business.

                 (b) Cougar has, in full force and effect, all licenses, permits and certificates, from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety) necessary to conduct its business and operate its properties (collectively, the "Cougar Permits"). A true, correct and complete list of all the Cougar Permits is set forth in SCHEDULE 3.9 hereto. To the Knowledge of Cougar, Cougar has conducted its business in compliance with all material terms and conditions of the Cougar Permits, except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect on Cougar or the Surviving Company.

         3.10 FINANCIAL STATEMENTS. Cougar has made available to GVC audited balance sheets of Cougar as of December 31, 2003 and 2004, and the related audited statements of income, changes in stockholders' equity, and cash flows of Cougar for the years then ended and from the inception of Cougar to such date (the "Cougar Financial Statements"). The Cougar Financial Statements have been prepared in accordance with GAAP consistently applied with past practice (except in each case as described in the notes thereto) and on that basis present fairly, in all material respects, the financial position and the results of operations, changes in stockholders' equity, and cash flows of Cougar as of the dates of and for the periods referred to in the Cougar Financial Statements.

         3.11 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of Cougar, complete copies of which have been made available to GVC, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Cougar or the Surviving Company. At the Closing, all of Cougar's records will be in the possession of Cougar.

         3.12     REAL PROPERTY. Cougar does not own any real property. SCHEDULE
3.12 contains an accurate list of all leaseholds and other interests of Cougar in any real property. Cougar has good and valid title to those leaseholds and other interests free and clear of all liens and encumbrances, and the real property to which those leasehold and other interests pertain constitutes the only real property used in Cougar's business.

         3.13 INSURANCE. The insurance policies owned and maintained by Cougar that are material to Cougar are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that Cougar is not currently required, but may in the future be required, to pay with respect to any period ending prior to the date of this Agreement), and Cougar has received no notice of cancellation or termination with respect to any such policy that has not been replaced on substantially similar terms prior to the date of such cancellation.

         3.14 NO UNDISCLOSED LIABILITIES. Except as reflected in the balance sheet of Cougar at December 31, 2004 (the "Cougar Latest Balance Sheet"), Cougar has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise except (i) liabilities which have arisen after the date of the Cougar Latest Balance Sheet in the ordinary course of business (none of which is a material uninsured liability), (ii) liabilities under this Agreement, or (iii) as otherwise set forth in SCHEDULE 3.14.

         3.15 ENVIRONMENTAL MATTERS. None of the operations of Cougar involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state, local or foreign equivalent.

         3.16     ABSENCE  OF  CERTAIN  DEVELOPMENTS.  Except  as set  forth  in
SCHEDULE 3.16 or as disclosed in the Cougar Financial Statements or as otherwise contemplated by this Agreement, since the date of the Cougar Latest Balance Sheet, Cougar has conducted its business only in the ordinary course consistent with past practice and there has not occurred or been entered into, as the case may be: (i) any event having a Material Adverse Effect on Cougar or the Surviving Company, (ii) any event that could reasonably be expected to prevent or materially delay the performance of Cougar's obligations pursuant to this Agreement, (iii) any material change by Cougar in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of capital stock of Cougar or any redemption, purchase or other acquisition of any of Cougar's securities, (v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan of Cougar, or any other increase in the compensation payable or to become payable to any employees, officers, consultants or directors of Cougar, (vi) other than issuances of options pursuant to duly adopted option plans, any issuance, grants or sale of any stock, options, warrants, notes, bonds or other securities, or entry into any agreement with respect thereto by Cougar, (vii) any amendment to the Certificate of Incorporation or Bylaws of Cougar, (viii) other than in the ordinary course of business consistent with past practice, any (w) capital expenditures by Cougar, (x) purchase, sale, assignment or transfer of any material assets by Cougar, (y) mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible of Cougar, except for liens for taxes not yet due and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Material Adverse Effect on Cougar or the Surviving Company, or (z) cancellation, compromise, release or waiver by Cougar of any rights of material value or any material debts or claims, (ix) any incurrence by Cougar of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Cougar, (xi) entry into any agreement, contract, lease or license other than in the ordinary course of business consistent with past practice, (xii) any acceleration, termination, modification or cancellation of any agreement, contract, lease or license to which Cougar is a party or by which it is bound, (xiii) entry by Cougar into any loan or other transaction with any officers, directors or employees of Cougar,
(xiv) any charitable or other capital contribution by Cougar or pledge therefore, (xv) entry by Cougar into any transaction of a material nature other than in the ordinary course of business consistent with past practice, or (xvi) any negotiation or agreement by the Cougar to do any of the things described in the preceding clauses (i) through (xv).

         3.17     EMPLOYEE BENEFIT PLANS.

                 (a) SCHEDULE  3.17(A) lists all (i) "employee  benefit  plans,"
within the meaning of Section 3(3) of ERISA, of Cougar, (ii) bonus, stock option, stock purchase, stock appreciation right, incentive, deferred compensation, supplemental retirement, severance, and fringe benefit plans, programs, policies or arrangements, and (iii) employment or consulting agreements, for the benefit of, or relating to, any current or former employee (or any beneficiary thereof) of Cougar, in the case of a plan described in (i) or (ii) above, that is currently maintained by Cougar or with respect to which Cougar has an obligation to contribute, and in the case of an agreement described in (iii) above, that is currently in effect (the "Cougar Plans"). Cougar has heretofore made available to GVC true and complete copies of the Cougar Plans and any amendments thereto, any related trust, insurance contract, summary plan description, and, to the extent required under ERISA or the Code, the most recent annual report on Form 5500 and summaries of material modifications.

                 (b) No Cougar Plan is (1) a "multiemployer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, (2) a "multiple employer plan" within the meaning of Section 3(40) of ERISA or Section 413(c) of the Code, or
(3) is subject to Title IV of ERISA or Section 412 of the Code.

                 (c) Except as set forth in SCHEDULE 3.17(C), there is no proceeding pending or, to Cougar's Knowledge, threatened against the assets of any Cougar Plan or, with respect to any Cougar Plan, against Cougar other than proceedings that would not reasonably be expected to result in a material liability, and to Cougar's Knowledge there is no proceeding pending or threatened in writing against any fiduciary of any Cougar Plan other than proceedings that would not reasonably be expected to result in a material liability.

                 (d) Each of the Cougar Plans has been operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, ERISA and the Code.

                 (e) Each of the Cougar Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination, notification, or opinion letter from the IRS.

                 (f) Except as set forth in SCHEDULE 3.17(F), no director, officer, or employee of Cougar will become entitled to retirement, severance or similar benefits or to enhanced or accelerated benefits (including any acceleration of vesting or lapsing of restrictions with respect to equity-based awards) under any Cougar Plan solely as a result of consummation of the transactions contemplated by this Agreement.

         3.18     EMPLOYEES.

                 (a) SCHEDULE 3.18 lists the following information for each employee and each director of Cougar as of the date of this Agreement, including each employee on leave of absence or layoff status: (i) name; (ii) job title;
(iii) current annual base salary or annualized wages; and (iv) cash bonus compensation earned during 2004.

                 (b) Except as otherwise set forth in SCHEDULE 3.18, or as contemplated by this Agreement, to the Knowledge of Cougar, (i) neither any executive employee of Cougar nor any group of Cougar's employees has any plans to terminate his, her or its employment; (ii) Cougar has no material labor relations problem pending and its labor relations are satisfactory; (iii) there are no workers' compensation claims pending against Cougar nor is Cougar aware of any facts that would give rise to such a claim; (iv) to the Knowledge of Cougar, no employee of Cougar is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of Cougar; and (v) no employee or former employee of Cougar has any claim with respect to any intellectual property rights of Cougar set forth in SCHEDULE 3.20(B) hereto.

         3.19     PROPRIETARY  INFORMATION AND  INVENTIONS.  Each current Cougar
employee,   consultant,   and  advisory  board  member  is  party  to  either  a
non-disclosure agreement in the form attached as SCHEDULE 3.19 or other agreement relating to employment with Cougar and containing comparable non-disclosure provisions. To Cougar's Knowledge, no current or former Cougar employee, consultant or advisory board member who is party to a non-disclosure agreement has breached that non-disclosure agreement. To Cougar's Knowledge, no current Cougar employee, consultant or advisory board member who is party to an alternative employment agreement with Cougar has breached the non-disclosure provisions of that agreement.

         3.20     INTELLECTUAL PROPERTY.

                 (a) Except as set forth in SCHEDULE 3.20(A), to its Knowledge, Cougar owns or has valid and enforceable licenses to use all of the following used in or necessary to conduct its business as currently conducted (collectively, the "Cougar Intellectual Property"):

                     (i) patents, including any registrations, continuations, continuations in part, renewals, and any applications for any of the foregoing (collectively, "Patents");

                     (ii) registered and unregistered copyrights and copyright applications (collectively, "Copyrights");

                     (iii) registered and unregistered trademarks, service marks, trade names, slogans, logos, designs and general intangibles of the like nature, together with all registrations and applications therefor (collectively, "Trademarks");

                     (iv) trade secrets, confidential or proprietary technical information, know-how, designs, processes, research in progress, inventions and invention disclosures (whether patentable or unpatentable) (collectively, "Know-How");

                     (v)   software   (together   with   Patents,    Copyrights,
Trademarks, and Know-How, "Intellectual Property").

                 (b) Set forth on SCHEDULE 3.20(B) is a complete and accurate list of all Patents, Trademarks, registered or material Copyrights and software owned by or licensed by or to, Cougar. SCHEDULE 3.20(B), including a complete and accurate list of all Persons from which or to which Cougar licenses any material Intellectual Property.

                 (c) To its Knowledge, Cougar has exclusive rights to the Cougar Intellectual Property (with the exception of any such rights retained by governmental organizations and licensors), free and clear of all liens and encumbrances and free of all licenses except those set forth in SCHEDULE 3.20(C) and licenses relating to off-the-shelf software having a per-application acquisition price of less than $5,000. No Copyright registration, Trademark registration, or Patent set forth in SCHEDULE 3.20(B) has lapsed, expired or been abandoned or cancelled, or is subject to any pending or, to Cougar's Knowledge, threatened opposition or cancellation proceeding in any country.

                 (d) Except as set forth in SCHEDULE 3.20(D), to Cougar's Knowledge (1) neither the conduct of Cougar's business nor the manufacture, marketing, licensing, sale, distribution or use of its products or services infringes upon the proprietary rights of any Person, and (2) there are no infringements of the Cougar

Intellectual Property by any Person. Except as set forth in SCHEDULE 3.20(a) and
SCHEDULE 3.20(C), there are no claims pending or, to Cougar's Knowledge, threatened (1) alleging that Cougar's business as currently conducted infringes upon or constitutes an unauthorized use or violation of the proprietary rights of any Person, or (2) alleging that the Cougar Intellectual Property is being infringed by any Person, or (3) challenging the ownership, validity or enforceability of the Cougar Intellectual Property.

                 (e) Cougar has not entered into any consent agreement, indemnification agreement, forbearance to sue, settlement agreement or cross-licensing arrangement with any Person relating to the Cougar Intellectual Property other than as part of the license agreements listed in SCHEDULE 3.20(B) or set forth in SCHEDULE 3.20(C).

                 (f) Except as set forth in SCHEDULE 3.20(F), Cougar is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other contract relating to the Cougar Intellectual Property that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Cougar or the Surviving Company.

         3.21 TAX-FREE REORGANIZATION. Neither Cougar nor, to Cougar's Knowledge, any of its Affiliates has through the date of this Agreement taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

         3.22 VOTE REQUIRED. The affirmative vote of a majority of the votes that holders of the outstanding shares of Cougar Common Stock are entitled to cast is the only vote of the holders of any class or series of Cougar capital stock necessary to approve the Merger.

         3.23 FULL DISCLOSURE. The representations and warranties of Cougar contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact of which Cougar has Knowledge that has not been disclosed to GVC pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or could reasonably be expected to have a Material Adverse Effect on Cougar or the Surviving Company or materially adversely affect the ability of Cougar to consummate in a timely manner the transactions contemplated hereby.

                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF GVC AND GVC ACQUISITION

         GVC and GVC Acquisition hereby represent and warrant to Cougar as follows (for purposes of this ARTICLE IV, all references to GVC shall include GVC and GVC's Subsidiaries):

         4.1 ORGANIZATION AND QUALIFICATION. GVC and GVC Acquisition each are, and on the Effective Date will be, corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and each has, and on the Effective Date will have, the requisite corporate power to carry on their respective businesses as now conducted. Each GVC Subsidiary is, and on the Effective Date will be, a corporation duly organized, validly existing and in good standing under the laws of the state of its jurisdiction. The copies of the Certificate of Incorporation and Bylaws of GVC and GVC Acquisition that have been made available to Cougar on or prior to the date of this Agreement are correct and complete copies of such documents as in effect as of the date hereof, and shall be in effect on the Effective Date. Each of GVC and the GVC Subsidiaries is, and on the Effective Date will be, licensed or qualified to do business in every jurisdiction which the nature of its business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on GVC or any GVC Subsidiary.

         4.2 AUTHORITY RELATIVE TO THIS AGREEMENT; NON-CONTRAVENTION. Each of GVC and GVC Acquisition has the requisite corporate power and authority to enter into this Agreement, and to carry out its obligations hereunder. The execution and delivery of this Agreement by GVC and GVC Acquisition, and the consummation by GVC and GVC Acquisition of the transactions contemplated hereby have been duly authorized by the Boards of Directors of GVC and GVC Acquisition. No further corporate proceedings on the part of GVC or GVC Acquisition are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby or will otherwise be sought by GVC. This Agreement has been duly executed and delivered by GVC and GVC Acquisition and, assuming it is a valid and binding obligation of Cougar, constitutes a valid and binding obligation of GVC and GVC Acquisition enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. Except as set forth in SCHEDULE 4.2, GVC is not subject to, or obligated under, any provision of (a) its Certificate of Incorporation or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit, nor (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on GVC. Except for (x) approvals under applicable Blue Sky laws,
(y) the filing of the Certificate of Merger with the Delaware Secretary of State, and (z) such filings, authorizations or approvals as may be set forth in
SCHEDULE 4.2, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of GVC or GVC Acquisition for the consummation by GVC or GVC Acquisition of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on GVC or GVC Acquisition, or adversely affect the consummation of the transactions contemplated hereby.

         4.3      CAPITALIZATION.

                 (a) The authorized, issued and outstanding shares of capital stock of GVC as of the date hereof are correctly set forth on SCHEDULE 4.3(A), and shall remain as set forth on SCHEDULE 4.3(A) up to the Effective Date. The issued and outstanding shares of capital stock of GVC are, and on the Effective Date will be, duly authorized, validly issued, fully paid and nonassessable and not issued in violation of any preemptive rights and, to GVC's Knowledge, free from any restrictions on transfer (other than restrictions under the Securities Act or state securities laws) or any option, lien, pledge, security interest, encumbrance or charge of any kind. Other than as described on SCHEDULE 4.3(A), GVC has, and on the Effective Date will have, no other equity securities or securities containing any equity features authorized, issued or outstanding. Except as set forth in SCHEDULE 4.3(A) hereto, there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by GVC and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from GVC any shares of capital stock or other securities of GVC of any kind, and there will not be any such agreements prior to or on the Effective Date. Except as set forth on SCHEDULE 4.3(A), there are, and on the Effective Date there will be, no agreements or other obligations (contingent or otherwise) which may require GVC to repurchase or otherwise acquire any shares of its capital stock.

                 (b) Except as set forth on SCHEDULE 4.3(B), GVC is not a party to, and, to GVC's Knowledge, there do not exist, any voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of GVC.

                 (c) The authorized capital of GVC Acquisition consists of 1,000 shares of common stock, par value $.01 per share, all of which are, and on the Effective Date will be, issued and outstanding and held of record by GVC. The issued and outstanding shares of capital stock of GVC Acquisition are, and on the Effective Date will be, duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights, and, to GVC's Knowledge, free from any restrictions on transfer (other than restrictions under the Securities Act or state securities laws) or any option, lien, pledge, security interest, encumbrance or charge of any kind. There are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from GVA Acquisition any shares of capital stock or other securities of GVC Acquisition of any kind, and there will not be any such agreements prior to or on the Effective Date. There are, and on the Effective Date there will be, no agreements or other obligations (contingent or otherwise) which may require GVC Acquisition to repurchase or otherwise acquire any shares of its capital stock.

         4.4 EXCHANGE ACT REPORTS. Prior to the date of this Agreement, GVC has made available to Cougar complete and accurate copies of (a) GVC's Annual Reports on Form 10-KSB (as amended) for the years ended June 30, 2002, 2003, and 2004 (the "GVC 10-K Reports"), as filed with the SEC, (b) all GVC proxy statements and annual reports to stockholders used in connection with meetings of GVC stockholders held since July 1, 2002 (the "GVC Proxy Statements"); (c) GVC's Quarterly Reports on Form 10-QSB for the quarters ended September 30,
2004, December 31, 2004, and March 31, 2005, respectively (the "GVC 10-Q Reports"), as filed with the SEC; and (d) all current reports on Form 8-K filed with the SEC after June 30, 2004 (the "GVC 8-K Reports," and together with the GVC 10-K Reports, GVC Proxy Statements and GVC 10-Q Reports, the "GVC SEC Filings"). As of their respective dates or as subsequently amended prior to the date hereof, each of the GVC SEC Filings (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the applicable rules and regulations of the SEC. Since January 1, 2004, GVC has filed in a timely manner all reports that it was required to file with the SEC pursuant to Section 13(a), 14(a), 14(c) and 15(d) of the Exchange Act. The financial statements (including footnotes thereto) included in or incorporated by reference into the GVC 10-K Reports and the GVC 10-Q Reports were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise noted therein) and fairly present, in all material respects, the financial condition of GVC as of the dates thereof and results of operations for the periods referred to therein.

         4.5 LITIGATION. As of the date hereof, there are no actions, suits, proceedings, orders or investigations pending or, to the Knowledge of GVC, threatened against GVC, at law or in equity, or before or by any federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

         4.6 SUBSIDIARIES. SCHEDULE 4.6 correctly sets forth the name and jurisdiction of incorporation of each subsidiary of GVC (each a "GVC Subsidiary" and collectively, the "GVC Subsidiaries"). Except as disclosed on SCHEDULE 4.6, all of the issued and outstanding shares of capital stock of each GVC Subsidiary are owned directly by GVC free and clear of any option, lien, pledge, security interest, encumbrance or charge of any kind. All of the outstanding shares of capital stock of each GVC Subsidiary have been, and on the Effective Date will be, duly and validly authorized and issued and are fully paid and nonassessable. Except as set forth in SCHEDULE 4.6, GVC does not, and on the Effective Date will not, own any stock, partnership interest, joint venture interest or any other security or ownership interest issued by any other Person that is not a GVC Subsidiary.

         4.7 NO BROKERS OR FINDERS. None of GVC or any of its officers, directors, employees or Affiliates has employed any broker, finder, investment banker or investment advisor or Person performing a similar function, or incurred any liability for brokerage commissions, finders' fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement.

                 4.8 TAX MATTERS.

                 (a) (i) GVC has timely filed (or has had timely filed on its behalf) all returns, declarations, reports, estimates, information returns, and statements, including any schedules and amendments to such documents ("GVC Returns"), required to be filed or sent by it in respect of any Taxes or required to be filed or sent by it by any taxing authority having jurisdiction;
(ii) all such GVC Returns are complete  and  accurate in all material  respects;
(iii) GVC has timely and properly paid (or has had paid on its behalf) all Taxes required to be paid by it; (iv) GVC has established on the GVC Latest Balance Sheet, in accordance with GAAP, reserves that are adequate for the payment of any Taxes not yet paid; (v) GVC has complied with all applicable laws, rules, and regulations relating to the collection or withholding of Taxes from third parties (including without limitation employees) and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code, or similar provisions under any foreign laws).

                 (b) There are no liens for Taxes upon any assets of GVC, except liens for Taxes not yet due.

                 (c) No deficiency for any Taxes has been asserted, assessed or, to GVC's Knowledge, proposed against GVC that has not been resolved and paid in full or is not being contested in good faith. No waiver, extension or comparable consent given by GVC regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. There has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or GVC Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to GVC by any Taxing authority regarding any such Tax audit or other proceeding, or, to the Knowledge of GVC, is any such Tax audit or other proceeding threatened with regard to any Taxes or GVC Returns. GVC does not expect the assessment of any additional Taxes of GVC for any period prior to the date hereof and has no Knowledge of any unresolved questions, claims or disputes concerning the liability for Taxes of GVC which would exceed the estimated reserves established on its books and records.

                 (d) GVC is not a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by GVC not to be deductible (in whole or in part) under Section 280G of the Code. GVC is not liable for Taxes of any other Person, and is not currently under any contractual obligation to indemnify any Person with respect to Taxes, or a party to any tax sharing agreement or any other agreement providing for payments by GVC with respect to Taxes. GVC is not a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for federal income tax purposes. GVC has not agreed and is not required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) in taxable income.
SCHEDULE 4.8 contains a list of all jurisdictions in which GVC is required to file any GVC Return and no claim has ever been made by a taxing authority in a jurisdiction where GVC does not currently file GVC Returns that GVC is or may be subject to taxation by that jurisdiction. There are no advance rulings in respect of any Tax pending or issued by any Taxing authority with respect to any Taxes of GVC. GVC has not entered into any gain recognition agreements under
Section 367 of the Code and the regulations promulgated thereunder. GVC is not liable with respect to any indebtedness the interest of which is not deductible for applicable federal, foreign, state or local income tax purposes.

                 (e) GVC has been neither a "distributing corporation" nor a "controlled corporation" (within the meaning of Section 355 of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

                 (f) Except as set forth on SCHEDULE 4.8, GVC has not requested any extension of time within which to file any GVC Return, which return has not since been filed.

         4.9      CONTRACTS AND COMMITMENTS.

                 (a) SCHEDULE 4.9 hereto lists the following agreements, whether oral or written, to which GVC is a party, which are currently in effect, and which relate to the operation of GVC's business: (i) collective bargaining agreement or contract with any labor union; (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan; (iii) hospitalization insurance or other welfare benefit plan or practice, whether formal or informal;
(iv) stock purchase or stock option plan; (v) contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or relating to severance pay for any such person; (vi) confidentiality agreement; (vii) contract, agreement or understanding relating to the voting of GVC Common Stock or the election of directors of GVC; (viii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets of GVC; (ix) guaranty of any obligation for borrowed money or otherwise; (x) lease or agreement under which GVC is lessee of, or holds or operates any property, real or personal, owned by any other party, for which the annual rental exceeds $10,000; (xi) lease or agreement under which GVC is lessor of, or permits any third party to hold or operate, any property, real or personal, for which the annual rental exceeds $10,000; (xii) contract which prohibits GVC from freely engaging in business anywhere in the world; (xiii) license agreement or agreement providing for the payment or receipt of royalties or other compensation by GVC in connection with the Intellectual Property rights; (xiv) contract or commitment for capital expenditures in excess of $10,000; (xv) agreement for the sale of any capital asset; (xvi) contract with any GVC Subsidiary any Affiliate thereof or of GVC (other than for employment on customary terms); (xvii) contracts, understandings, arrangements or commitments with respect to the acquisition and/or use by GVC of Intellectual Property of others or by others of Intellectual Property of GVC; or (xviii) other agreement which is either material to GVC's business or was not entered into in the ordinary course of business.

                 (b) To GVC's Knowledge, GVC has performed all obligations required to be performed by them in connection with the contracts, understandings, arrangements and commitments required to be disclosed in
SCHEDULE 4.9 hereto and is not in receipt of any claim of default under any contract, understanding, arrangement or commitment required to be disclosed under such caption; GVC has no present expectation or intention of not fully performing any material obligation pursuant to any contract, understanding, arrangement or commitment required to be disclosed under such caption; and GVC has no Knowledge of any breach or anticipated breach by any other party to any contract, understanding, arrangement or commitment required to be disclosed under such caption.

         4.10 AFFILIATE TRANSACTIONS. Except as set forth in SCHEDULE 4.10 hereto, and other than pursuant to this Agreement, no officer, director or employee of GVC, or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange, the Nasdaq National or Small Cap Markets, or in an over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively "GVC Insiders"), has any agreement with

GVC or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of GVC (other than ownership of capital stock of GVC Subsidiaries). GVC is not indebted to any GVC Insider (except for reimbursement of ordinary business expenses) and no GVC Insider is indebted to GVC) except for cash advances for ordinary business expenses). No GVC Insider has any direct or indirect interest in any competitor, supplier or customer of GVC or in any person, firm or entity from whom or to whom GVC leases any property, or in any other person, firm or entity with whom GVC transacts business of any nature. For purposes of this SECTION 4.10, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children or siblings of such officer, director or employee.

         4.11     COMPLIANCE WITH LAWS; PERMITS.

                 (a) Except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect on GVC, GVC and its officers, directors, agents and employees have complied with all applicable laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment and building and zoning codes, and no claims have been filed against GVC, and GVC has not received any notice, alleging a violation of any such laws, regulations or other requirements. GVC is not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to Cougar after it acquires GVC's properties, assets and business.

                 (b) GVC has, in full force and effect, all licenses, permits and certificates from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety) necessary to permit it to conduct its business and own and operate its properties (collectively, the "GVC Permits"). A true, correct and complete list of all the GVC Permits is set forth in SCHEDULE 4.11(B) hereto. To the Knowledge of GVC, GVC has conducted its business in compliance with all material terms and conditions of the GVC Permits, except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect on GVC or GVC Acquisition.

         4.12 VALIDITY OF THE GVC COMMON STOCK. The shares of GVC Series A Preferred Stock to be issued to holders of Cougar Common Stock pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable.

         4.13 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of GVC, complete copies of which have been made available to Cougar, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on GVC. At the Closing, all of GVC's records will be in the possession of GVC.

         4.14     REAL PROPERTY.  GVC does not own any real  property.  SCHEDULE
4.14 contains an accurate list of all leaseholds and other interests of GVC in any real property. GVC has good and valid title to those leaseholds and other interests free and clear of all liens and encumbrances, and the real property to which those leasehold and other interests pertain constitutes the only real property used in GVC's business.

         4.15 Insurance. Any insurance policies owned and maintained by GVC that are material to GVC are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustment that GVC is not currently required, but may in the future be required, to pay with respect to nay period ending prior to the date of this Agreement), and GVC has received no notice of cancellation or termination with respect to any such policy that has not been replaced on substantially similar terms prior to the date of such cancellation.

         4.16 NO UNDISCLOSED LIABILITIES. Except as reflected in the unaudited consolidated balance sheet of GVC at March 31, 2005 included in GVC's Quarterly Report on Form 10-QSB for such period (the "GVC Latest Balance Sheet"), GVC has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise except (i) liabilities which have arisen after the date of the GVC Latest Balance Sheet in the ordinary course of business (none of which is a material uninsured liability), or (ii) as otherwise set forth in
SCHEDULE 4.16 attached hereto.

         4.17 ENVIRONMENTAL MATTERS. None of the operations of GVC involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state, local or foreign equivalent.

         4.18     ABSENCE  OF  CERTAIN  DEVELOPMENTS.  Except  as set  forth  in
SCHEDULE 4.18 or as disclosed in the GVC SEC Filings or as otherwise contemplated by this Agreement, since April 1, 2005, GVC has conducted its business only in the ordinary course consistent with past practice and there has not occurred or been entered into, as the case may be: (i) any event having a Material Adverse Effect on GVC, (ii) any event that would reasonably be expected to prevent or materially delay the performance of GVC's obligations pursuant to this Agreement, (iii) any material change by GVC in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of capital stock of GVC or any redemption, purchase or other acquisition of any of GVC's securities, (v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan of GVC, or any other increase in the compensation payable or to become payable to any employees, officers, consultants or directors of GVC, (vi) any issuance, grants or sale of any stock, options, warrants, notes, bonds or other securities, or entry into any agreement with respect thereto by GVC, (vii) any amendment to the Certificate of Incorporation or Bylaws of GVC, (viii) other than in the ordinary course of business consistent with past practice, any (w) capital expenditures by GVC, (x) purchase, sale, assignment or transfer of any material assets by GVC, (y) mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible of GVC, except for liens for taxes not yet due and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Material Adverse Effect on GVC, or
(z) cancellation, compromise, release or waiver by GVC of any rights of material value or any material debts or claims, (ix) any incurrence by GVC of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of GVC, (xi) entry by GVC into any agreement, contract, lease or license other than in the ordinary course of business consistent with past practice, (xii) any acceleration, termination, modification or cancellation of any agreement, contract, lease or license to which GVC is a party or by which any of them is bound, (xiii) entry by GVC into any loan or other transaction with any officers, directors or employees of GVC, (xiv) any charitable or other capital contribution by GVC or any GVC Subsidiary or pledge therefore, (xv) entry by GVC into any transaction of a material nature other than in the ordinary course of business consistent with past practice, or (xvi) any negotiation or agreement by GVC to do any of the things described in the preceding clauses (i) through (xv).

         4.19     EMPLOYEE BENEFIT PLANS.

                 (a) GVC does not have any (i) "employee benefit plans," within the meaning of Section 3(3) of ERISA, (ii) bonus, stock option, stock purchase,
stock  appreciation  right,  incentive,   deferred
compensation,  supplemental  retirement,  severance,  and fringe  benefit plans, programs, policies or arrangements, or (iii) employment or consulting agreements, for the benefit of, or relating to, any current or former employee (or any beneficiary thereof) of GVC, in the case of a plan described in (i) or
(ii) above, that is currently maintained by GVC or with respect to which GVC has an obligation to contribute, and in the case of an agreement described in (iii) above, that is currently in effect.

                 (b) No director, officer, or employee of GVC will become entitled to retirement, severance or similar benefits or to enhanced or accelerated benefits (including any acceleration of vesting or lapsing of restrictions with respect to equity-based awards) solely as a result of consummation of the transactions contemplated by this Agreement.

         4.20     EMPLOYEES. GVC HAS NO EMPLOYEES.

         4.21 PROPRIETARY INFORMATION AND INVENTIONS. No current GVC employee, consultant, and advisory board member is party to either a non-disclosure agreement or an alternative employment agreement with GVC containing comparable non-disclosure provisions.

         4.22     INTELLECTUAL PROPERTY.

                 (a) GVC does not own or license the right to use any (i) Patents, (ii) Copyrights, (iii) Trademarks, (iv) Know-How, or (v) software (collectively, the "Intellectual Property").

                 (b) To GVC's Knowledge, GVC is not infringing upon the proprietary rights of any Person. There are no claims pending or, to GVC's Knowledge, threatened alleging that GVC is currently infringing upon or using in an unauthorized manner or violating the proprietary rights of any Person.

                 (c) GVC is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other Contract relating to Intellectual Property that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on GVC.

         4.23 TAX FREE REORGANIZATION. Neither GVC nor, to GVC's Knowledge, any of its Affiliates has through the date of this Agreement taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

         4.24 FINANCIAL STATEMENTS. The financial statements of GVC included in the GVC SEC Filings have been prepared in accordance with GAAP consistently applied with past practice (except in each case as described in the notes thereto) and on that basis present fairly, in all material respects, the financial position and the results of operations, changes in stockholders' equity, and cash flows of GVC as of the dates of and for the periods referred to in such financial statements.

         4.25 FULL DISCLOSURE. The representations and warranties of GVC and GVC Acquisition contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact of which GVC or GVC Acquisition has Knowledge that has not been disclosed to Cougar pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or could reasonably be expected to have a Material Adverse Effect on GVC or GVC Acquisition, or materially adversely affect the ability of GVC or GVC Acquisition to consummate in a timely manner the transactions contemplated hereby.

                                    ARTICLE V
                     CONDUCT OF BUSINESS PENDING THE MERGER

         5.1 CONDUCT OF BUSINESS BY GVC. From the date of this Agreement to the Effective Date, unless Cougar shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Agreement, including but not limited to this SECTION 5.1, GVC shall not, directly or indirectly, (a) amend its Certificate of Incorporation or Bylaws, except as set forth on SCHEDULE 5.1, (b) split, combine or reclassify any outstanding shares of capital stock of GVC, (c) declare, set aside, make or pay any dividend or distribution in cash, stock, property or otherwise with respect to the capital stock of GVC, (d) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of GVC's entry into this Agreement for which consents, waivers or modifications are required to be obtained as set forth on SCHEDULE 4.2, (e) conduct its business other than in the ordinary course on an arms-length basis and in accordance in all material respects with all applicable laws, rules and regulations and GVC's past custom and practice, (f) issue or sell any additional shares of, or options, warrants, conversions, privileges or rights of any kind to acquire any shares of, any of its capital stock, except as otherwise set forth in SCHEDULE 5.1 hereto or in connection with the exercise or conversion of GVC securities outstanding on the date of this Agreement or payment of stock dividends, (g) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof or (h) make or change any material tax elections, settle or compromise any material tax liability or file any amended tax return.

         5.2 CONDUCT OF BUSINESS BY COUGAR. From the date of this Agreement to the Effective Date, unless GVC shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Agreement, including but not limited to this SECTION 5.2, Cougar shall not, directly or indirectly, (a) amend its Certificate of Incorporation or Bylaws,
(b) split, combine or reclassify any outstanding shares of capital stock of Cougar, (c) declare, set aside, make or pay any dividend or distribution in cash, stock, property or otherwise with respect to the capital stock of Cougar,
(d) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of Cougar's entry into this Agreement for which consents, waivers or modifications are required to be obtained as set forth on
SCHEDULE 3.2, (e) conduct its business other than in the ordinary course on an arms-length basis and in accordance in all material respects with all applicable laws, rules and regulations and Cougar's past custom and practice, (f) issue or sell any additional shares of, or options, warrants, conversions, privileges or rights of any kind to acquire any shares of, any of its capital stock, except in connection with exercise or conversion of Cougar options or warrants outstanding on the date of this Agreement, (g) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof or
(h) make or change any material tax elections, settle or compromise any material tax liability or file any amended tax return.

                                   ARTICLE VI
                       ADDITIONAL COVENANTS AND AGREEMENTS

         6.1 GOVERNMENTAL FILINGS. Subject to the terms and conditions herein provided, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. Each party will use all reasonable efforts and will cooperate with the other party in the preparation and filing, as soon as practicable, of all filings, applications or other documents required under applicable laws, including, but not limited to, the Exchange Act, to consummate the transactions contemplated by this Agreement. Prior to submitting each filing, application, registration statement or other document with the applicable regulatory authority, each party will, to the extent practicable, provide the other party with an opportunity to review and comment on each such application, registration statement or other document to the extent permitted by applicable law. Each party will use all reasonable efforts and will cooperate with the other party in taking any other actions necessary to obtain such regulatory or other approvals and consents at the earliest practicable time, including participating in any required hearings or proceedings.

         6.2 EXPENSES. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         6.3      DUE DILIGENCE; ACCESS TO INFORMATION; CONFIDENTIALITY.

                 (a) Between the date hereof and the Closing Date, Cougar and GVC shall afford to the other party and their authorized representatives the opportunity to conduct and complete a due diligence investigation of the other party as described herein. In light of the foregoing, each party shall permit the other party full access on reasonable notice and at reasonable hours to its properties and shall disclose and make available (together with the right to copy) to the other party and its officers, employees, attorneys, accountants and other representatives (hereinafter collectively referred to as "Representatives"), all books, papers, and records relating to the assets, stock, properties, operations, obligations and liabilities of such party and its subsidiaries, including, without limitation, all books of account (including, without limitation, the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files (including, without limitation, legal research memoranda), attorney's audit response letters, documents relating to assets and title thereto (including, without limitation, abstracts, title insurance policies, surveys, environmental reports, opinions of title and other information relating to the real and personal property), plans affecting employees, securities transfer records and stockholder lists, and any books, papers and records (collectively referred to herein as "Evaluated Material") relating to other assets or business activities in which such party may have a reasonable interest, and otherwise provide such assistance as is reasonably requested in order that each party may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the other party; provided, however, that the foregoing rights granted to each party shall, whether or not and regardless of the extent to which the same are exercised, in no way affect the nature or scope of the representations, warranties and covenants of the respective party set forth herein. In addition, each party and its Representatives shall cooperate fully (including providing introductions, where necessary) with such other party to enable the party to contact third parties, including customers, prospective customers, specified agencies or others as the party deems reasonably necessary to complete its due diligence; provided that such party agrees not to initiate such contacts without the prior approval of the other party, which approval will not be unreasonably withheld.

                 (b) Cougar and GVC agree that each such party will not use the Evaluation Material for any purpose other than in connection with the Merger and the transactions contemplated hereunder. Each agrees not to disclose or allow disclosure to others of any Evaluation Material, except to such party's Affiliates or Representatives, in each case, to the extent necessary to permit such Affiliate or Representative to assist such party in connection with the Merger and the transactions contemplated hereunder. Each agrees that it will, within ten (10) days of the other party's request, re-deliver to such party all copies of that party's Evaluation Material in its possession or that of its Affiliates or Representatives if the Merger does not close as contemplated herein.

                 (c) In the event any party or anyone to whom Evaluation Material has been transmitted in accordance with the terms herein is requested in connection with any proceeding to disclose any Evaluation Material, such party will give the other party prompt notice of such request so that the other party may seek an appropriate protective order or other remedy or waive compliance with this Agreement, and such party will cooperate with the other party to obtain such protective order. In the event such protective order is not obtained, the other party waives compliance with the relevant provisions of this Section, such party (or such person to whom such request is directed) will furnish only that portion of the Evaluation Material which is required to be disclosed.

                 (d) Notwithstanding any of the foregoing, if prior to Closing, for any reason, the transactions contemplated by this Agreement are not consummated, neither GVC nor Cougar nor any of their Representatives shall disclose to third parties or otherwise use any Evaluation Material or other confidential information received from the other party in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that nothing shall be deemed to be confidential information which:

                  (i) is or becomes generally available to the public other than as a result of a disclosure by such party, its affiliates or Representatives;

                  (ii) was available to such party on a non-confidential basis prior to its disclosure;

                  (iii) becomes available to such party on a non-confidential basis from a source other than the other party or its agents, advisors or Representatives;

                  (iv)     developed   by  such  party   independently   of  any
                           disclosure by the other party; or

                  (v)      is disclosed in compliance with SECTION 6.3(C).

         This provision shall not prohibit the disclosure of information required to be made under federal or state securities laws. If any disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

                 (e) GVC and Cougar each agree that money damages would not be sufficient to remedy any breach by the other party of this Section, and that, in addition to all other remedies, each party against which a breach of this Section has been committed shall be entitled to specific performance and injunctive or other equitable relief as a remedy of such breach.

         6.4 TAX TREATMENT. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. Each of the parties hereto adopts this Agreement as a "plan of reorganization" within the meaning of Treasury Regulation ss. 1.368-2(g) and 1.368-3(a). Both prior to and after the Closing, each party's books and records shall be maintained, and all federal, state and local income tax returns and schedules thereto shall be filed in a manner consistent with the Merger being qualified as a reverse triangular merger under Section 368(a)(2)(E) of the Code (and comparable provisions of any applicable state or local laws); except to the extent the Merger is determined in a final administrative or judicial decision not to qualify as a reorganization within the meaning of Code Section 368(a).

         6.5 PRESS RELEASES. Cougar and GVC shall agree with each other as to the form and substance of any press release or public announcement related to this Agreement or the transactions contemplated hereby; provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

         6.6 SECURITIES REPORTS. GVC shall timely file with the SEC all reports and other documents required to be filed under the Securities Act or Exchange Act. All such reports and documents (i) shall not, as of the date of such filing, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) shall comply as to form, in all material respects, with the applicable rules and regulations of the SEC. GVC agrees to provide to Cougar copies of all reports and other documents filed under the Securities Act or Exchange Act with the SEC by it between the date hereof and the Effective Date within two (2) days after the date such reports or other documents are filed with the SEC.

         6.7 PRIVATE PLACEMENT. Each of Cougar and GVC shall take all necessary action on its part such that the issuance of the Merger Consideration to Cougar stockholders constitutes a valid "private placement" under the Securities Act. Without limiting the generality of the foregoing, Cougar shall
(1)  provide  each  Cougar   stockholder   with  a   stockholder   qualification
questionnaire in the form reasonably acceptable to both GVC and Cougar (a "Stockholder Questionnaire") and (2) use its best efforts to cause each Cougar stockholder to attest that (i) such stockholder is acquiring the Merger Consideration for his, her or its sole account, for investment and not with a view to the resale or distribution thereof and (ii) that stockholder either (A) is an "accredited investor" as defined in Regulation D of the Securities Act,
(B) has such knowledge and experience in financial and business matters that the stockholder is capable of evaluating the merits and risks of receiving the Merger Consideration, or (C) has appointed an appropriate person reasonably acceptable to both GVC and Cougar to act as the stockholder's purchaser representative in connection with evaluating the merits and risks of receiving the Merger Consideration.

         6.8 AMENDMENT TO CERTIFICATE OF INCORPORATION OF SURVIVING COMPANY. After the Effective Date, GVC shall promptly seek stockholder approval to amend its Certificate of Incorporation to increase (a) in the number of authorized shares of GVC Common Stock so as to permit the conversion of the shares of GVC Series A Preferred Stock and GVC Series B Preferred Stock to GVC Common Stock in accordance with the terms of the Series A Certificate of Designation or Series B Certificate of Designation, as applicable, and (b) effectuate a reverse split of GVC Common Stock in a ratio not to exceed one share for each 60 issued shares of GVC Common Stock.

         6.9      COUGAR STOCKHOLDERS' MEETING; MATERIALS TO STOCKHOLDERS.

                 (a) Cougar shall, in accordance with Section 251 of the DGCL and its certificate of incorporation and by-laws, duly call, give notice of, convene and hold a special meeting of Cougar Stockholders (the "Cougar Stockholder Meeting") as promptly as practicable after the date hereof for the purpose of considering and taking action upon this Agreement and the Merger. Alternatively, Cougar shall use its best efforts to obtain, in lieu of holding the Cougar Stockholder Meeting, the written consent of the number of Cougar stockholders necessary under its Certificate of Incorporation, Bylaws and the DGCL to approve this Agreement and the Merger.

                 (b) Cougar shall as promptly as practicable following the date of this Agreement prepare and mail to Cougar stockholders all information as may required to comply with the DGCL, the Securities Act and the Exchange Act.

                 (c) Upon execution of this Agreement, the majority stockholder of Cougar shall enter into a voting agreement in substantially the form attached hereto as EXHIBIT D (the "Voting Agreement"), pursuant to which such stockholder shall agree to vote all shares of Cougar Common Stock held by it in favor of approval of the Merger and this Agreement.

         6.10     NO SOLICITATION.

                 (a) Unless and until this Agreement shall have been terminated pursuant to SECTION 8.1, neither GVC nor its officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any Person or group of Persons concerning any merger, sale of capital stock, sale of substantial assets or other business combination; provided, however, that GVC may engage in such discussion and provide such non-public information (subject to obtaining confidentiality agreements) in response to an unsolicited proposal from an unrelated party if the Board of Directors of GVC determines, in good faith, after consultation with counsel, that the failure to engage in such discussions and provide such non-public information (subject to obtaining confidentiality agreements) may constitute a breach of the fiduciary or legal obligations of the Board of Directors of GVC. GVC will promptly advise Cougar if it receives a proposal or inquiry with respect to the matters described above.

                 (b) Unless and until this Agreement shall have been terminated pursuant to SECTION 8.1, neither Cougar nor its officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any Person or group of Persons concerning any merger, sale of capital stock, sale of substantial assets or other business combination; provided, however, that Cougar may engage in such discussion in response to any unsolicited proposal from an unrelated party if the Board of Directors of Cougar determines, in good faith, after consultation with counsel, that the failure to engage in such discussions and provide such non-public information (subject to obtaining confidentiality agreements) may constitute a breach of the fiduciary or legal obligations of the Board of Directors of Cougar. Cougar will promptly advise GVC if it receives a proposal or inquiry with respect to the matters described above.

         6.11 FAILURE TO FULFILL CONDITIONS. In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party.

         6.12 REGISTRATION RIGHTS AGREEMENT. GVC shall enter into a registration rights agreement, in substantially the form attached hereto as EXHIBIT E (the "Registration Rights Agreement"), which shall provide for certain "piggy-back" and demand registration rights to be granted by GVC with respect to the shares of GVC Common Stock held by certain current Affiliates of GVC and certain Persons who may have been Affiliates (or associates, within the meaning of Rule 12b-2 of the Exchange Act, of Affiliates) of GVC at the time of the issuance of shares of GVC Common Stock to them.

         6.13 NOTIFICATION OF CERTAIN MATTERS. On or prior to the Effective Date, each party shall give prompt notice to the other party of (i) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete after the date hereof in any material respect or, in the case of any representation or warranty given as of a specific date, would be likely to cause any such representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date, and (ii) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

                                  ARTICLE VII
                                   CONDITIONS

         7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each party to effect the transactions contemplated hereby are subject to the fulfillment or waiver at or prior to the Effective Date of the following conditions:

                 (a) No Prohibitive Change of Law. There shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would prohibit or make illegal the consummation of the transactions contemplated hereby.

                 (b) Stockholder Approvals. This Agreement and the Merger shall have been approved by the Requisite Cougar Stockholder Vote.

                 (c) Section 14(f) Compliance. Ten days shall have elapsed since an information statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder has been filed with the SEC and transmitted to the stockholders of GVC in accordance with said Rule 14f-1.

                 (d) Tax Opinion. Maslon Edelman Borman & Brand, LLP, counsel to Cougar, shall have issued an opinion, which opinion may be based on customary reliance and subject to customary qualifications, to the effect that for federal income tax purposes: (i) the Merger will qualify as a reorganization under
Section 368 of the Code; and (ii) Cougar, GVC and GVC Acquisition will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

                 (e) Adverse Proceedings. There shall not be threatened, instituted or pending any action or proceeding before any court or governmental authority or agency (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by GVC or GVC Acquisition of all or a material portion of the business or assets of Cougar, or to compel GVC or GVC Acquisition or any of their respective subsidiaries or Cougar to dispose of or to hold separately all or a material portion of the business or assets of GVC or any GVC Subsidiary or of Cougar, as a result of the transactions contemplated hereby; (iii) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other agreements attached as exhibits hereto or contemplated hereby, or (iv) otherwise relating to and materially adversely affecting the transactions contemplated hereby.

                 (f) Governmental Action. There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby, by any federal, state or other court, government or governmental authority or agency, that would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in SECTION 7.1(E).

                 (g) Market Condition. There shall not have occurred any general suspension of trading on the New York Stock Exchange, the Nasdaq Stock Markets, or any suspension of trading in GVC Common Stock, or any general bank moratorium or closing or any war, national emergency or other event affecting the economy or securities trading markets generally that would make completion of the Merger impossible.

         7.2      ADDITIONAL   CONDITIONS   TO   OBLIGATION   OF  GVC   AND  GVC
ACQUISITION. The obligation of GVC and GVC Acquisition to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the fulfillment or waiver of the following conditions:

                 (a) Representations and Compliance. The representations of Cougar contained in this Agreement were accurate as of the date of this Agreement and are accurate as of the Closing Date, in all respects (in the case of any representation containing any materiality qualification) or in all material respects (in the case of any representation without any materiality qualification), except for representations and warranties made as of a specific date, which shall be accurate as of such date. Cougar shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Closing Date.

                 (b) Officers' Certificate. Cougar shall have furnished to GVC and GVC Acquisition a certificate of the Chief Executive Officer and the Treasurer of Cougar, dated as of the Effective Date, in which such officers shall certify that, to their best Knowledge, the conditions set forth in SECTION 7.2(A) have been fulfilled.

                 (c) Secretary's Certificate. Cougar shall have furnished to GVC
(i) copies of the text of the resolutions by which the corporate action on the part of Cougar necessary to approve this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby were taken, (ii) a certificate dated as of the Closing Date executed on behalf of Cougar by its corporate secretary or one of its assistant corporate secretaries certifying to GVC that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, (iii) an incumbency certificate dated as of the Closing Date executed on behalf of Cougar by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of Cougar executing this Agreement, the Certificate of Merger or any other agreement, certificate or other instrument executed pursuant hereto by Cougar, (iv) a copy of the Certificate of Incorporation of Cougar, certified by the Secretary of State of Delaware, and a certificate from the Secretary of State of Delaware evidencing the good standing of Cougar in such jurisdiction as of a day within three business days prior to the Closing Date.

                 (d) Consents and Approvals. Cougar shall have obtained all consents and approvals necessary to consummate the transactions contemplated by this Agreement, including, without limitation, those set forth on SCHEDULE 3.2, in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of Cougar's assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting Cougar or any license, franchise or permit of or affecting Cougar.

                 (e) Merger Certificate. Cougar shall have executed a copy of the Certificate of Merger.

                 (f) Stockholder Questionnaire. Each of the Cougar stockholders shall have executed and delivered to GVC a completed Stockholder Questionnaire that is accurate in all material respects and contains the attestations contemplated in clause (2) of SECTION 6.7.

                 (g) Legal Opinion. GVC shall have obtained a legal opinion from Cougar's counsel covering the matters set forth on EXHIBIT F attached hereto.

         7.3 ADDITIONAL CONDITIONS TO OBLIGATION OF COUGAR. The obligation of Cougar to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the fulfillment or waiver of the following conditions:

                 (a) Representations And Compliance. The representations of GVC and GVC Acquisition contained in this Agreement were accurate as of the date of this Agreement and are accurate as of the Effective Time, in all respects (in the case of any representation containing any materiality qualification) or in all material respects (in the case of any representation without any materiality qualification), except for representations and warranties made as of a specific date, which shall be accurate as of such date. GVC and GVC Acquisition, respectively, shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by them hereunder at or prior to the Effective Date.

                 (b) Officers' Certificate. GVC shall have furnished to Cougar a certificate of the Chief Executive Officer and the Chief Financial Officer of GVC, dated as of the Effective Date, in which such officers shall certify that, to their best Knowledge, the conditions set forth in SECTION 7.3(A) have been fulfilled.

                 (c) Secretary's Certificate. GVC shall have furnished to Cougar
(i) copies of the text of the resolutions by which the corporate action on the part of GVC necessary to approve this Agreement and the Certificate of Merger, the election of the directors of GVC to serve following the Closing Date and the transactions contemplated hereby and thereby were taken, which shall be accompanied by a certificate of the corporate secretary or assistant corporation secretary of GVC dated as of the Closing Date certifying to Cougar that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, (ii) an incumbency certificate dated as of the Closing Date executed on behalf of GVC by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of GVC executing this Agreement, the Certificate of Merger or any other agreement, certificate or other instrument executed pursuant hereto, and (iii) a copy of the Certificate of Incorporation of GVC, certified by the Secretary of State of Delaware, and certificates from the Secretary of State of Delaware evidencing the good standing of GVC in such jurisdiction as of a day within three business days prior to the Closing Date.

                 (d) Consents and Approvals. GVC and GVC Acquisition shall have obtained all consents and approvals necessary to consummate the transactions contemplated by this Agreement, including, without limitation, those set forth on SCHEDULE 4.2, in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of GVC's or GVC Acquisition's assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting GVC or any GVC Subsidiary or any license, franchise or permit of or affecting GVC or any GVC Subsidiary.

                 (e) Resignations. Each of the officers and non-continuing directors of GVC immediately prior to the Effective Time shall deliver duly executed resignations from their positions with GVC effective immediately after the Effective Time.

                 (f) GVC Liabilities. As of the Effective Time, GVC shall not have liabilities in excess of the aggregate amount of $225,000.

                 (g) Dissenters' Rights. Holders of no more than two (2) percent of the outstanding shares of Cougar Common Stock shall have validly exercised, or remained entitled to exercise, their appraisal rights under Section 262 of the DGCL.

                 (h) Legal Opinion. Cougar shall have obtained a legal opinion from GVC's counsel covering the matters set forth on EXHIBIT G attached hereto.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

         8.1 TERMINATION. This Agreement may be terminated prior to the Effective Date:



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

                 (a) by mutual consent of Cougar and GVC, if the Board of Directors of each so determines by vote of a majority of the members of its entire board;

                 (b) by GVC, if any representation of Cougar set forth in this Agreement was inaccurate when made or becomes inaccurate such that the condition set forth in SECTION 7.2(A) could not be satisfied;

                 (c) by Cougar, if any representation of GVC set forth in this Agreement was inaccurate when made or becomes inaccurate such that the condition set forth in SECTION 7.3(A) could not be satisfied;

                 (d) by GVC, if Cougar fails to perform or comply with any of the obligations that it is required to perform or to comply with under this Agreement such that the condition set forth in SECTION 7.2(A) could not be satisfied;

                 (e) by Cougar, if GVC fails to perform or comply with any of the obligations that it is required to perform or to comply with under this Agreement such that the condition set forth in SECTION 7.3(A) could not be satisfied;

                 (f) by Cougar, if, following a vote by the stockholders of Cougar at the Cougar Stockholder Meeting, the Merger and this Agreement are not duly approved by the stockholders of Cougar;

                 (g) by either Cougar or GVC if the Closing Date is not on or before July 31, 2005, or such later date as Cougar and GVC may mutually agree (except that a party seeking to terminate this Agreement pursuant to this clause may not do so if the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement in breach of such party's obligations under this Agreement); provided, however, that, notwithstanding the foregoing, Cougar may extend the date by which GVC may terminate this Agreement pursuant to this paragraph up to a maximum of five (5) months by providing written notice to GVC on or prior to such termination date (as extended) and making a cash payment to GVC of $5,000 for each month such termination date is extended, which payment shall be received by GVC on or before the first day of each such extended period;

                 (h) by GVC if, after complying with SECTION 6.10(A) and affording Cougar ten (10) business days notice of its proposal to enter into an agreement with a third party for a transaction of a nature specified in SECTION 6.10(A) (and, if Cougar so elects, after good faith negotiations with Cougar during such ten business day period, to attempt to make adjustments in the terms and conditions of this Agreement as would enable GVC to proceed with the Merger), the Board of Directors of GVC shall have concluded that such third party offer is superior to the provisions of this Agreement, after considering any revised offer made by Cougar;

                 (i) by Cougar if, after complying with SECTION 6.10(B) and affording GVC ten (10) business days notice of its proposal to enter into an agreement with a third party for a transaction of a nature specified in SECTION 6.10(B) (and, if GVC so elects, after good faith negotiations with GVC during such ten business day period to attempt to make adjustments in the terms and conditions of this Agreement as would enable Cougar to proceed with the Merger), the Board of Directors of Cougar shall have concluded that such third party offer is superior to the provisions of this Agreement, after considering any revised offer made by GVC; and

                 (j) by GVC if any key employee of Cougar shall have prior to the Closing Date died, become disabled (within the meaning of Section 22(e)(3) of the Code), resigned or been terminated.

Any party desiring to terminate this Agreement shall give prior written notice of such termination and the reasons therefor to the other party. In the event that GVC validly terminates this Agreement pursuant to



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

SECTION 8.1(G), then Cougar shall, with seven (7) days of Cougar's receipt of such notice of termination, pay to GVC a cash fee equal of ten thousand dollars ($10,000).

                                   ARTICLE IX
                               GENERAL PROVISIONS

         9.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by telecopier, by overnight delivery service for next business day delivery, or by registered or certified mail (return receipt requested), in each case with delivery charges prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):


              IF TO COUGAR:            Cougar Biotechnology, Inc.
                                       10940 Wilshire Boulevard, Suite 600
                                       Los Angeles, California  90024
                                       Facsimile: (310) 443-4210
                                       Attn:  Alan H. Auerbach, President & CEO

              WITH COPIES TO:          Maslon Edelman Borman & Brand, LLP
                                       90 South Seventh Street, Suite 3300
                                       Minneapolis, Minnesota  55402
                                       Facsimile:  (612) 642-8358
                                       Attn: William M. Mower, Esq.

              IF TO GVC                GVC Venture Corp.
              OR GVC ACQUISITION:      405 Lexington Avenue, Suite 2600
                                       New York, New York  10174
                                       Facsimile: (203) 222-0111
                                       Attn:  Bernard Zimmerman, President

              WITH COPIES TO:          Troutman Sanders LLP
                                       405 Lexington Avenue
                                       New York, NY 10174
                                       Facsimile: (212) 704-6288
                                       Attn: Richard A. Rubin, Esq.

         All such notices and other communications shall be deemed to have been duly given as follows: when delivered by hand, if personally delivered, when received; (i) if delivered by registered or certified mail (return receipt requested), when receipt acknowledged; or (ii) if telecopied, on the day of transmission or, if that day is not a business day, on the next business day; and the next business day delivery after being timely delivered to a recognized overnight delivery service.

         9.2 NO SURVIVAL. The representations and warranties and obligations contained in this Agreement will terminate at the Effective Time or on termination of this Agreement in accordance with SECTION 8.1, except that the obligations contained in ARTICLE II and any other obligation contained in this Agreement requiring performance or compliance after the Effective Time (including without limitation SECTION 6.3(D)) will survive the Effective Time indefinitely.

         9.3 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to Sections and



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

Articles of this Agreement unless otherwise stated. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and words of like import, unless the context requires otherwise, refer to this Agreement (including the Schedules hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

         9.4 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall negotiate in good faith to modify this Agreement and to preserve each party's anticipated benefits under this Agreement.

         9.5 AMENDMENT. This Agreement may not be amended or modified except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

         9.6 WAIVER. At any time prior to the Effective Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto or (b) waive compliance with any of the agreements of the other party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit. Any such extension or waiver shall only be effective if made in writing and duly executed by the party giving such extension or waiver.

         9.7 MISCELLANEOUS. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof; and (b) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by either party hereto without the prior written consent of the other party hereto.

         9.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         9.9 THIRD PARTY BENEFICIARIES. Except as provided in the next following sentence, each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto. The provisions of SECTION 6.12 are intended for the benefit of the stockholders of GVC that are parties thereto and their respective assigns.

         9.10 GOVERNING LAW. This Agreement is governed by the internal laws of the State of New York without regard to such State's principles of conflicts of laws that would defer to the substantive laws of another jurisdiction, except to the extent the mandatory law of the State of Delaware applies.

         9.11 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement must, to the extent such courts will accept such jurisdiction, be brought against any of the parties in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties consents to the jurisdiction of those courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any such action or proceeding may be served by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in SECTION 9.1. Nothing in this SECTION 9.11, however, affects the right of any party to serve legal process in any other manner permitted by law.

     [Remainder of Page Left Intentionally Blank - Signature Page to Follow]



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


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above by their respective officers.



                                       COUGAR BIOTECHNOLOGY, INC.



                                       By: /s/ Alan H. Auerbach
                                          --------------------------------------
                                       Name:  Alan H. Auerbach
                                       Title: Chief Executive Officer


                                       GVC VENTURE CORP.



                                       By: /s/ Bernard Zimmerman
                                          --------------------------------------
                                       Name:    Bernard Zimmerman
                                       Title:   President


                                       GVC ACQUISITION CORP.



                                       By: /s/ Bernard Zimmerman
                                          --------------------------------------
                                       Name:    Bernard Zimmerman
                                       Title:   President






                 Signature page to Agreement and Plan of Merger


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